CONSENT TO SUBLEASE
                               -------------------
                                 AND ASSUMPTION
                                 --------------


         THIS CONSENT TO SUBLEASE AND ASSUMPTION ("Consent") is made and executed this 15 day of May, 2000, between 2795 E. COTTONWOOD PARKWAY, L.C. ("Landlord"), EXECUTIVE CREDIT SERVICES, L.C. ("Sublessee") and SONIC INNOVATIONS, INC. ("Sublessor"), as an addendum to that certain Lease Agreement between Landlord and Sublessor dated the 28th day of April, 1999 ("Lease Agreement").


                                R E C I T A L S:
                                ----------------

         A. Pursuant to the Lease Agreement, Sublessor leased from Landlord certain commercial office space in a building ("Building") constructed on real property owned by Landlord located in Salt Lake County, Utah, as more particularly described in the Lease Agreement.

         B. In accordance with Section 10 of the Lease Agreement, Sublessor intends to sublease to Sublessee Sublessor's right, title and interest in and to a portion of the Premises leased to the Sublessor pursuant to the Lease Agreement (said portion, as more fully described in the Sublease Agreement attached hereto, is referred to herein as the "Sublease Premises"), and Sublessee intends to accept, sublease and assume certain of the obligations and undertakings of the Sublessor under the Lease Agreement.

         C. The parties desire to set forth herein the consent of the Landlord to the sublease of the Sublease Premises upon the terms and conditions set forth in the Sublease Agreement between the Sublessor and Sublessee (the "Sublease Agreement"), a complete copy of which is attached hereto as Exhibit "A".

         D. The parties further desire to provide herein for (i) the representation and warranty of the accuracy and completeness of the financial and other information requested by Landlord (said request and the responsive information being attached hereto as Exhibit "8"), and (ii) for the delivery by Sublessor and Sublessee of the instrument required under Section 10.2 of the Lease Agreement.

         NOW, THEREFORE, for and in consideration of the parties covenants and agreements contained herein and in the Lease Agreement, Landlord, Sublessor and Sublessee, covenant and agree as follows:

         1. Recitals. The recitals to this Consent are an integral part of the agreement and understanding of the parties, and are incorporated by reference herein.

         2. Definitions. The definitions of certain of the capitalized terms used in this Consent not expressly defined herein will have the respective meanings set forth in the Glossary of Defined Terms attached as Exhibit A to the Lease Agreement.

         3. Sublease. Sublessor and Sublessee hereby represent and warrant that the Sublease Agreement attached hereto contains all of the terms, conditions and provisions of the sublease agreement between Sublessor and Sublessee. Sublessee further represents and warrants the accuracy and completeness of the financial and other information provided by Sublessee in response to the request by Landlord as attached hereto as Exhibit "B". The Sublessee adopts the Lease Agreement and agrees to perform, jointly and severally with Sublessor, all of the obligations of Sublessor under the Lease Agreement as applicable to the Sublease Premises, including, without limitation, the prohibition against rent based on income or profits derived from the Premises. The Sublessee grants

Landlord an express first and prior security interest in its personal property into the transferred space to secure its obligations to Landlord hereunder. Sublessor hereby subordinates to Landlord's statutory lien and security interest any liens, security interests and other rights which Sublessor may claim with respect to any property of the Sublessee. Sublessor agrees with landlord that, if the rent or other consideration due by the Sublessee exceeds the Rent for the transferred space, then Sublessor shall pay Landlord as Additional Rent under the Lease all such excess Rent and other consideration immediately upon Sublessor's receipt thereof. Sublessor and Sublessee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the Sublease Premises. The Sublessee agrees to use and occupy the Sublease Premises solely for the purpose identified in Section 4 of the Lease Agreement and otherwise in strict accordance with the Lease Agreement. Sublessor acknowledges that, notwithstanding the sublease, Sublessor remains directly and primarily liable for the performance of all the obligations of Sublessor as Tenant under the Lease Agreement (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce the Lease Agreement, against Sublessor or the Sublessee, or all of them, without prior demand upon or proceeding in any way against any other persons. This Consent constitutes a direction and full authority, but not requirement, to Landlord to deal with the Sublessee hereunder as the Tenant of the Sublease Premises under the Lease Agreement from and after the date hereof. Sublessor shall continue to be entitled to any and all security or other deposits made under the Lease Agreement.

         4. Consent to Sublease. Landlord hereby consents to the sublease contained herein under terms and conditions set forth herein. Except as provided in paragraph 7 below, the Sublease Premises shall be delivered to Sublessee in ''as is" condition. The consent contained herein does not constitute a consent to any subsequent sublease or assignment of the Lease Agreement.

         5.   Sublease   Premises.   Without   limiting   the   foregoing,   the
Sublease Premises shall be described as follows:

              (a) Sublease Premises Location: (i) Suite 130W, consisting ofapproximately2,19i Rentable Square Feet(I,905 Usable Square Feet) and Suite 130E, consisting ofapproximately2,200 Rentable Square Feet U,913 Usable Square Feet) on the first floor of the Building.

              (b) Sublease Commencement Date and Expiration Date: The Lease Commencement Date for the Sublease Premises shall be April l, 2000 for suite 130W and June 1,2000 for Suite 130E. The Sublease Expiration Date for the Sublease Premises shall be as provided in the Sublease Agreement; provided, however, in no event shall such date extend beyond the Lease Expiration Date set forth in the Lease Agreement,

         6. Base Rent. Additional Rent. Tenant's Share and Parking. The Base Rent, Additional Rent, Tenant's Share and Parking shall be allocated between Sublessor and Sublessee as provided in the Sublease Agreement; provided, however, that Sublessor hereby acknowledges that it remains fully and directly liable for the performance of all obligations and the payment of all amounts due by Tenant under the Lease Agreement.

         7 .Construction of Sublease Premises. Any tenant improvements in the SubleasePremisesshal1 be constructed in accordance with the floor plan attached as Exhibit "C" hereto and working drawings approved by Landlord in Sublessor and

Sublessee be fully for any construction of the Sublease Premises Tenant Improvements.

         8. Other Provisions. Sublessor and Sublessee represent and warrant to Landlord the following:

              (a) The Lease Agreement and this Consent embody the entire agreement now existing with Landlord related to the Premises and Sublease Premises; and

              (b) The Lease Agreement is in full force and effect and no default exists on the part of Landlord thereunder; and

              (c) The Lease Agreement, or any interest therein, has not been previously subleased, assigned or pledged by Sublessor.

         9. General. Without limiting any provision respecting sublease or other transfer as contained in the Lease Agreement, this Consent shall be binding upon and inure to the benefit of the respective legal representatives, and any authorized successors and assigns of the parties. This Consent shall be governed by, and construed in accordance with, the laws of the State of Utah. All notices and other communications given pursuant to the Lease Agreement shall be made as provided in the Lease Agreement, with the address of Sublessee as set forth below; provided, however, the parties acknowledge that Landlord has no additional notice requirement as a result of this Consent. The Lease Agreement is, and shall remain, in full force and effect, with the provisions thereof applicable to the Sublease Premises. In the event of any conflict between the terms of the Lease Agreement and this Consent, this Consent shall control. The person executing this Consent on behalf of the Sublessee warrants and represents to Landlord that (a) Sublessee is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Sublessee has full right and authority to execute, deliver and perform this Consent, and ( c ) the person executing this Consent on behalf of Sublessee was authorized to do so.

         DATED and effective as of the date first written above.

                                      LANDLORD:

                                      2795 E. Cottonwood Parkway LL
                                      -----------------------------

                                      By:  /s/
                                      -----------------------------
                                      JOHN L. WEST


                                      SUBLESSEE:

                                          /s/
                                      -----------------------------

                                      By:  Brad Crawford
                                      -----------------------------

                                      Title: CEO
                                      -----------------------------

                                      Address: --------------------

                                      -----------------------------

                                        SUBLESSOR:

                                      SONIC Innovations, Inc.
                                      -----------------------------

                                      By:  /s/ Stephen Wilson
                                      -----------------------------

                                      Title: VP/CFO
                                      -----------------------------

                                   EXHIBIT "A"


                               SUBLEASE AGREEMENT
                               ------------------

                              FIRST LEASE AMENDMENT
                              ---------------------

THIS FIRST LEASE AMENDMENT is executed this 13 day of April, 2000 by and between SONIC Innovations, Inc, a Delaware Corporation ("Landlord"), and Executive Credit Services, L.C., a Utah Limited Liability Company ("Tenant")

                                   WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain lease dated October 1, 1999, whereby Tenant agreed to lease from Landlord certain premises consisting of approximately 5,695 square feet located in the office building commonly known as Cottonwood Corporate Center, 2795 East Cottonwood Parkway, Suite 120, Salt Lake City, Utah 84121; and

WHEREAS, Landlord and tenant desire to amend certain provisions of the Lease to reflect the addition of Option A and Option B space; THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2. Amendment to Fundamental Provisions and to section 1.9 regarding First Right of Refusal is hereby amended as follows:

As of April 1, 2000 the Premises will be expanded by 2191 RSF. to include suite 130W or Option A space. The April rent will increase by $4,016.83 (2191 *(22/12)) for a total of $13,033.91 (4016.83+9017.08).

Effective June 1,2000 the premises will be expanded by an additional 2,200 RSF. to include suite 130 E or the addition of the Option B space. This will increase the rent by an additional $4,033.33 (2200*(22/12)) for a total monthly rent payment of $17 ,067.24 (13,033.91 +4033.33) through September 30, 2000.


Summary of Monthly Rent Payments

April 2000                                    $13,033.91

May 2000                                      $13,033.91

June 1, 2000- September 30, 2000              $17,067.24

October 1, 2000- September 30, 2001           $18,196.55 (9904.89+8050.18*1.03)

October 1,2001- September 30,2002             $19,600.45 (11067.28+8050.18*1.06)

Additional Rent will be added as called out in paragraph 1.9 (3.2 of the Master Lease Agreement). This amount is due to increased Operating Expenses passed on and reconciled by the Master Landlord by the end of the first quarter of each year (To be 6.03% with Suite 120 and Option A, and 7.95% total with Suite 120 and Options A&B)

The execution of this Amendment constitutes an early and voluntary "Acceptance Notice" of the Right of First Refusal for which the Landlord is greatly appreciative.

3. Incorporation. This Amendment shall be incorporated into and made a part of the lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. Please note new attachment for revised RSF for Option B space. The revises RSF is 2200 instead of 2507 as previously denoted.

4. Security. Deposit One month's rent. This will be $4,016.83 for Option A space and $4,033.33 for Option B space.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                           Landlord:


                                           SONIC Innovations, Inc.
                                           A Delaware Corporation

                                           By  /s/ Stephen Wilson
                                           ----------------------
                                           Its  VP/CFO
                                           ----------------------



STATE OF UTAH       )
                    :          ss
COUNTY OF SALT LAKE )


         The foregoing Sublease Agreement was acknowledged before me this 13th day of April, 2000 by Stephen Wilson as the VP/CFO of SONIC Innovations, Inc., a Delaware Corporation, on behalf of the Corporation.


My Commission Expires:                      /s/  Vicky L. Johnson
                                           ----------------------
8/15/02                                    NOTARY PUBLIC
----------------------                     Residing at Salt Lake City

                                           Tenant:
                                           Executive Credit Services, L.C.,
                                           A Utah Limited Liability Company

                                           By  /s/ Brad Crawford
                                           ----------------------
                                           Its  Managing Member
                                           ----------------------



STATE OF UTAH       )
                    :          ss
COUNTY OF SALT LAKE )


         The foregoing Sublease Agreement was acknowledged before me this 13th day of April, 2000 by Brad Crawford as the Managing Member of Executive Credit Services, L.C., a Utah Limited Liability Company, on behalf of the Corporation.


My Commission Expires:                      /s/  Kent R. Warner
                                           ----------------------
7/06/02                                    NOTARY PUBLIC
----------------------                     Residing at 7855 S. Candlestick Ln.
                                           (Midvale)